    As filed with the Securities and Exchange Commission on August 7, 1996
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                DENAMERICA CORP.
             (Exact name of Registrant as specified in its charter)


             Georgia                                           58-1861457
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)


                     7373 North Scottsdale Road, Suite D-120
                            Scottsdale, Arizona 85253
               (Address of Principal executive offices)(zip code)


                               DENAMERICA CORP.
                           Stock Option Agreements
                           (Full Title of the Plan)

                                Jack M. Lloyd
         Chairman of the Board, President and Chief Executive Officer
                               DENAMERICA CORP.
      7373 North Scottsdale Road, Suite D-120, Scottsdale, Arizona 85253
                                (602) 483-7055
        (Telephone number, including area code, of agent for service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                        CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                         Proposed maximum      Proposed maximum         Amount of
Title of Securities     Amount to be     offering price per    aggregate offering    registration fee
 to be Registered       registered(1)        share(2)                price
- -----------------------------------------------------------------------------------------------------
Common Stock           264,800 Shares         $4.00             $1,059,200.00           $365.24
Common Stock            60,000 Shares         $3.00                180,000.00             62.07
                       --------------                           -------------           -------
                       324,800 Shares                           $1,239,200.00           $427.31
=====================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Stock Option Agreements by reason of any stock dividend, stock split, recaptialization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of DenAmerica Corp.
(2) Calculated for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  DenAmerica Corp. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a)      The Registrant's latest annual report filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the latest prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) The description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 18, 1994.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  The firm of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona, has acted as counsel for the Registrant in the preparation of this Registration Statement. As of August 6, 1996, certain members of such firm beneficially owned a total of 8,000 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers

         Article VI of the Registrant's Restated Articles of Incorporation contains the following provisions:

         Section 6.1 "No director of the Corporation shall have personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability: (i) for any appropriation, in violation of the director's duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director received an improper personal benefit.

         Section 6.2 Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Articles of Incorporation of the Corporation inconsistent with this Article, shall eliminate or adversely affect any

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
right or protection of a director of the Corporation existing immediately prior to such amendment, repeal or adoption of an inconsistent provision.

         Section 6.3 If the Georgia Business Corporation Code is amended to authorize the further limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended."

         Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

         Article IX of the Registrant's Amended and Restated Bylaws sets forth the extent to which the Registrant's directors and officers may be indemnified against liabilities which they may incur while serving in such capacities. Such indemnification will be provided to the full extent permitted and in the manner required by the Georgia Business Corporation Code. Pursuant to these provisions, the directors and officers of the Registrant will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant. In addition, the Registrant will provide advances for expenses incurred in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances if it is ultimately determined that he is not entitled to indemnification by the Registrant.

         The Registrant has entered into indemnification agreements with certain directors and executive officers pursuant to the foregoing provisions of its Amended and Restated Bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

                  Not applicable.

Item 8.  Exhibits


Exhibit
Number                     Exhibit
- ------                     -------
5        Opinion and consent of O'Connor, Cavanagh, Anderson, Killingsworth &
         Beshears, a professional association

10.95    Stock Option Agreement, dated March 29, 1996, by and between DenAmerica
         Corp. and William G. Cox

10.109   Stock Option Agreement, dated April 29, 1996, by and between DenAmerica
         Corp. and Todd S. Brown

23.1     Consent of Independent Public Accountants - Deloitte & Touche LLP

23.2     Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A.
         is contained in Exhibit 5

24       Power of Attorney (included on page II.4 of this Registration
         Statement)

Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Agreements.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 6, 1996.

                                              DENAMERICA CORP.

                                              By: /s/ Jack M. Lloyd
                                                 ------------------------
                                                      Jack M. Lloyd
                                              Chairman of the Board, President,
                                              and Chief Executive Officer


                              POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Jack M. Lloyd and Todd S. Brown, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

  SIGNATURE                            POSITION                                  DATE
  ---------                            --------                                  ----

/s/ Jack M. Lloyd               Chairman of the Board, President,            August 6, 1996
- -------------------------       and Chief Executive Officer
Jack M. Lloyd                   (Principal Executive Officer)

/s/ William J. Howard           Executive Vice President, Secretary,         August 6, 1996
- -------------------------
William J. Howard               and Director

/s/ William G. Cox              Chief Operating Officer and Director         August 6, 1996
- -------------------------
William G. Cox

/s/ Todd S. Brown               Vice President, Chief Financial Officer,     August 6, 1996
- -------------------------       Treasurer, and Director (Principal
Todd S. Brown                   Financial and Accounting Officer)

/s/ John M. Holliman, III       Director                                     August 6, 1996
- -------------------------
John M. Holliman, III

/s/ C. Alan MacDonald           Director                                     August 6, 1996
- -------------------------
C. Alan MacDonald

/s/ Fred W. Martin              Director                                     August 6, 1996
- -------------------------
Fred W. Martin

/s/ Philip B. Smith             Director                                     August 6, 1996
- -------------------------
Philip B. Smith

                                      II-4